Exhibit 99.1

SGI Postpones Fourth Quarter and Fiscal 2010 Earnings Call

and Provides Preliminary Fiscal Year 2010 Results and Fiscal 2011 Guidance

FREMONT, Calif., August 16, 2010 — SGI(R) (NASDAQ:SGI), a global leader in HPC and data center solutions, today announced it will postpone reporting financial results for the Company’s fourth quarter and fiscal year 2010 until Tuesday, August 31, 2010 after the close of the market. The delay is due to a new revenue accounting system implemented in Q4 for changes anticipated under new accounting standards in FY11. SGI expects to file its FY2010 Annual Report on Form 10-K by the required due date.

FY10 GAAP revenue is expected to be between $402 and $408 million and non-GAAP revenue is expected to be between $520 and $530 million. FY10 GAAP gross margin is expected to be between 21% and 23% and non-GAAP gross margin is expected to be between 26% and 28%.

Fiscal Year 2011 Guidance

For fiscal year 2011, SGI is providing the following non-GAAP guidance:

•	Revenue between $550 million and $575 million

•	Gross margin between 27% and 30%

•	Operating expenses between $165 million and $171 million

•	EPS breakeven

The public is invited to listen to a live web cast of the call at 2:00 p.m. PT (5:00 p.m. ET) on August 31 on the Investor Relations section of the Company’s website at investors.sgi.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering the confirmation code: 90230680.

About SGI

SGI® is a global leader in large-scale clustered computing, high performance storage, HPC, data center enablement and services. SGI is focused on helping customers solve their most demanding business and technology challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding SGI’s anticipated results of operations for its completed 2010 fiscal year and guidance for 2011 financial performance. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Anticipated results of operations for the 2010 fiscal year are preliminary only, and subject to review and adjustment by both SGI and its auditors. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI’s more extensive international operations following the acquisition of Silicon Graphics, Inc.; economic conditions impacting the purchasing decisions of SGI’s customers; SGI operates in a very competitive market, and increased competition and competitors’ new products, have in the past, and may continue, to cause pricing pressure on SGI’s products, which would negatively affect SGI’s gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI’s financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what its suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI’s gross margins as well as other financial measures; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI’s business, financial condition and results of operations is included in SGI’s annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2009, as updated by SGI’s subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no responsibility to update the information in this announcement, except as may be required by law.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release exclude the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board, Accounting Standards Codification, ASC985-605 “Software Revenue Recognition” for certain of the Company’s transactions where software is more than incidental to the overall product solution sold. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles, inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc., and excess and obsolete and related recoveries. Non-GAAP operating expenses include Research and Development, Sales and Marketing and General Administrative expenses. Non-GAAP operating expenses exclude amortization of intangible assets, stock based compensation, restructuring, tradename impairment, gain on settlement agreement and acquisition related expenses. Non-GAAP net income/(loss) per share excludes the same items as discussed above with respect to the other non-GAAP measures such as restructuring expenses, gain on acquisition, and, as well, the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments.

Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates SGI’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Contact Information:

Erik Bylin

SGI

Investor Relations

510-933-8088

ebylin@sgi.com

SGI is a registered trademark of Silicon Graphics International Corp.

SILICON GRAPHICS INTERNATIONAL CORP

RECONCILIATION BETWEEN PRELIMINARY GAAP FINANCIALS TO NON-GAAP FINANCIALS

(in thousands)	FY 2010
(unaudited)	Low	High
GAAP Revenue	$402,000	$408,000
Add back: Adjustment for SOP 97-2 (now ASC 985-605) software revenue recognition	118,000	122,000

Non-GAAP Revenue	$520,000	$530,000

GAAP Gross Profit	$84,420	$93,840
Add back: Adjustment for SOP 97-2 (now ASC 985-605) software revenue recognition, stock-based compensation, excess and obselete and related recoveries, amortization of intangibles and cost of revenue step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc.	50,780	54,560

Non-GAAP Gross Profit	$135,200	$148,400

GAAP Gross Margin	21.0%	23.0%
Add back: Adjustment for SOP 97-2 (now ASC 985-605) software revenue recognition, stock-based compensation, excess and obselete and related recoveries, amortization of intangibles and cost of revenue step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc.	5.0%	5.0%

Non-GAAP Gross Margin	26.0%	28.0%